Exhibit 10.1

Senior Convertible Promissory Note

THIS CONVERTIBLE PROMISSORY NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THIS CONVERTIBLE PROMISSORY NOTE MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN EXEMPTION THEREFROM UNDER THE ACT, UNDER ANY OTHER APPLICABLE SECURITIES LAWS AND ANY APPLICABLE STATE SECURITIES LAWS.

Effective Date: June 7, 2023	U.S.$7,000,000

FOR VALUE RECEIVED, MMTec, Inc., a British Virgin Islands company (“Borrower”), promises to pay to the order of Alfa Crest Investment Limited or its successors or assigns (“Lender”) SEVEN MILLION DOLLARS (US$7,000,000) (the “Principal Amount”), together with any interest, fees, charges, and late fees accrued hereunder. This Senior Convertible Promissory Note (“Note”) is issued and made effective as of the date set forth above (the “Effective Date”) pursuant to Section 3.1 of that certain Equity Acquisition Agreement dated May 16, 2023, as the same may be amended from time to time, by and between Lender and Borrower (the “Equity Acquisition Agreement”). Certain capitalized terms used herein are defined in Attachment 1 attached hereto and incorporated herein by this reference.

1. Interest Rate. Interest shall accrue at a simple rate of 1% per annum on the Outstanding Balance under this Note for the period commencing on and from the Effective Date until the Outstanding Balance is fully repaid or converted under Section 5 (the “Final Repayment Date”). Interest shall be due and payable on each anniversary of the Effective Date and on the Final Repayment Date, and shall be calculated based on a 365-day year for the actual number of days elapsed.

2. Payments. All payments of principal and interest under this Note shall be paid in lawful money of the United States of America or equivalent Renminbi yuan to the Holder, made by wire transfer of immediately available funds to the bank account designated by the Holder in a written notice delivered to the Company.

3. Maturity Date. The Outstanding Balance under this Note shall, subject to the provisions for conversion hereof, as applicable, mature and be due and payable in full on the date that is twenty-four (24) months following the Effective Date of this Note, or such later date as the Lender and the Borrower may mutually in writing agree (the “Maturity Date”).

4. Ranking. Unless fully converted, this Note constitutes direct, unconditional and unsubordinated obligations of the Borrower. This Note ranks (i) senior in right of payment to any of the Borrower’s future indebtedness that is expressly subordinated in right of payment to this Note, (ii) pari passu with the claims of all of the Borrower’s other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to individuals or companies generally.

5. Conversion.

(a) At the option of the Lender, this Note shall be convertible into Ordinary Shares (“Conversion Shares”) of the Company on the terms and conditions set forth in this Section 5 (the “Right of Conversion”).

(b) Subject to the terms and conditions set forth in this Section 5, at any time between the Effective Date and 11:59 p.m. US time on the Business Day immediately preceding the Maturity Date (or if Section 5(a)(iii) applies, the Final Repayment Date) (the “Conversion Period”), the Lender shall be entitled to convert all or any portion of the then Outstanding Balance into Ordinary Shares of the Company based on the Conversion Price described in Section 6(ii)) below, provided that the Ordinary Shares shall bear a restrictive legend and that the Lender may not transfer such Conversion Shares except pursuant to an effective registration Statement covering the resale of such shares, or pursuant to an exemption from registration requirement under the Securities Act. The Lender may exercise the Right of Conversion once or more during the Conversion Period. Conversion notices shall be in the form attached hereto as Exhibit A (each, a “Conversion Notice”) and may be effectively delivered to Borrower by any method set forth in the “Notices” section of the Securities Purchase Agreement. Borrower shall take necessary actions to enable the share registrar or transfer agent to deliver the Conversion Shares from any Conversion to Lender or its Permitted Designee (as defined below). “Permitted Designee” means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity which directly, legally and beneficially owns any issued and outstanding equity securities of Lender.

(c) Notwithstanding sub-clause (b) above, if this Note is not fully repaid in accordance with Sections 1 and 3 or converted on the Maturity Date, the Right of Conversion will revive and will continue to be exercisable up to, and including, the Final Repayment Date.

(d) Notwithstanding the foregoing, so long as Borrower has not received a Conversion Notice from Lender where the applicable Conversion Shares have not yet been delivered and so long as no Event of Default (as defined below) has occurred and is continuing, then Borrower shall have the right, exercisable on not less than ten (10) Trading Days prior written notice to Lender to prepay the Outstanding Balance of this Note (less such portion of the Outstanding Balance for which Borrower has received a Conversion Notice (as defined below) from Lender where the applicable Conversion Shares have not yet been delivered), in part or in full. Any notice of prepayment hereunder (an “Optional Prepayment Notice”) shall be delivered to Lender at its registered address and shall state: (A) that Borrower is exercising its right to prepay this Note, and (B) the date of prepayment, which shall be not less than ten (10) Trading Days from the date of the Optional Prepayment Notice. On the date fixed for prepayment (the “Optional Prepayment Date”), Borrower shall make payment of the Optional Prepayment Amount (as defined below) to or upon the order of Lender as may be specified by Lender in writing to Borrower.

6. Lender Optional Conversion.

(a) Conversion Shares. Lender has the right at any time after Effective Date until the Outstanding Balance has been paid in full, at its election, to convert (“Conversion”) all or any portion of the Outstanding Balance into fully paid and non-assessable Ordinary Shares, par value $0.01 (the “Ordinary Shares”), of Borrower (“Conversion Shares”) as per the following conversion formula: the number of Conversion Shares equals the amount being converted (the “Conversion Amount”) divided by the Conversion Price;

(b) Conversion Price. Subject to the approval set forth in this Note, Lender has the right to convert all or any portion of the Outstanding Balance into Ordinary Shares, and the Conversion price should be calculated with a discount of fifty-four percent (54%) of the lowest closing price of the last twenty (20) trading days immediately prior to the date of the Conversion Notice.

(c) Conversion Floor Price. At any time, both Lender and Borrower hereto each agree and acknowledge that the floor price of the conversion shall not be lower than US $0.10 per share.

(d) Title of Conversion Shares. After conversion, the title of the shares shall be held by the Lender or its designee(s) and/or assign(s).

(e) Method of Conversion Share Delivery. On or before the close of business on the 10th Business Day following the date of delivery of a Conversion Notice, Borrower shall deliver or cause its share registrar or transfer agent to deliver the applicable Conversion Shares and a certificate representing the number of Conversion Shares to which Lender shall be entitled, registered in the name of Lender or its Permitted Designee.

7. Trigger Events. The following are trigger events under this Note (each, a “Trigger Event”): (a) Borrower fails to pay any principal, interest, fees, charges, or any other amount when due and payable hereunder; (b) Borrower fails to deliver any Conversion Shares in accordance with the terms hereof; (c) a receiver, trustee or other similar official shall be appointed over Borrower or a material part of its assets and such appointment shall remain uncontested for twenty (20) days or shall not be dismissed or discharged within sixty (60) days; (d) Borrower becomes insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; (e) Borrower makes a general assignment for the benefit of creditors; (f) Borrower files a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); (g) an involuntary bankruptcy proceeding is commenced or filed against Borrower, which is not cured within sixty (60) calendar days; (h) any representation, warranty or other statement made or furnished by or on behalf of Borrower to Lender herein, in any Transaction Document, or otherwise in connection with the issuance of this Note is false, incorrect, incomplete or misleading in any material respect when made or furnished; (i) the occurrence of a Fundamental Transaction without prior written consent of the holder of 50% or more of the Outstanding Balance, which consent shall not be unreasonably withheld; (j) Borrower effectuates a reverse split of its Ordinary Shares without twenty (20) Trading Days prior written notice to Lender other than a reverse split of its Ordinary Shares to maintain compliance with the minimum bid price requirements of the stock market where its Ordinary Shares are listed or traded; (k) any money judgment, writ or similar process is entered or filed against Borrower or any subsidiary of Borrower or any of its property or other assets for more than $1,000,000.00, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) calendar days unless otherwise consented to by Lender; (l) Borrower fails to maintain the Share Reserve (as defined in the Securities Purchase Agreement); or (m) Borrower, or any affiliate of Borrower breaches any covenant or other term or condition contained in any Other Agreements in any material respect. Notwithstanding the foregoing, the occurrence of any event specified in Sections 7(i) above shall not be considered a Trigger Event if such event is cured within ten (10) Trading Days of the occurrence thereof.

8. Defaults. At any time following the occurrence of a Trigger Event, Lender may, at its option, send written notice to Borrower demanding that Borrower cure the Trigger Event within five (5) Trading Days. If Borrower fails to cure the Trigger Event within the required five (5) Trading Day cure period, the Trigger Event will automatically become an event of default hereunder (each, an “Event of Default”).

9. Default Remedies. At any time and from time to time following the occurrence of any Event of Default, Lender may accelerate this Note by written notice to Borrower, with the Outstanding Balance becoming immediately due and payable in cash applying the Default Interest. Notwithstanding the foregoing, upon the occurrence of any Trigger Event described in clauses (c), (d), (e), (f) or (g) of Section 7, an Event of Default will be deemed to have occurred and the Outstanding Balance as of the date of such Trigger Event shall become immediately and automatically due and payable in cash applying the Default Interest, subject to any applicable cure period as set forth under this Section 8, without any written notice required by Lender for the Trigger Event to become an Event of Default. At any time following the occurrence of any Event of Default, upon written notice given by Lender to Borrower, interest shall accrue on the Outstanding Balance beginning on the date the applicable Event of Default occurred at an interest rate equal to the lesser of twenty-two percent (22%) per annum or the maximum rate permitted under applicable law (“Default Interest”). For the avoidance of doubt, Lender may continue making Conversions at any time following a Trigger Event or an Event of Default until such time as the Outstanding Balance is paid in full. In connection with acceleration described herein, Lender need not provide, and Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and Lender may immediately but subject to any applicable cure period as set forth under this Section 8, enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Lender at any time prior to payment hereunder and Lender shall have all rights as a holder of the Note until such time, if any, as Lender receives full payment. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. Nothing herein shall limit Lender’s right to pursue any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to Borrower’s failure to timely deliver Conversion Shares upon Conversion of the Note as required pursuant to the terms hereof.

10. Unconditional Obligation; No Offset. Borrower acknowledges that this Note is an unconditional, valid, binding and enforceable obligation of Borrower not subject to offset, deduction or counterclaim of any kind. Borrower hereby waives any rights of offset it now has or may have hereafter against Lender, its successors and assigns, and agrees to make the payments or Conversions called for herein in accordance with the terms of this Note.

11. Waiver. No waiver of any provision of this Note shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

12. Ownership Limitation. Notwithstanding anything to the contrary contained in this Note or the other Transaction Documents, Borrower may, at its option, decline to effect any conversion of this Note to the extent that after giving effect to such conversion would cause each of Lender or any Permitted Designee to, on an individual basis, beneficially own a number of shares exceeding 4.99% of the number of shares outstanding on such date (including for such purpose the Conversion Shares issuable upon such issuance) (the “Maximum Percentage”). For purposes of this section, beneficial ownership of shares will be determined pursuant to Section 13(d) of the Exchange Act. Borrower and Lender may, by written agreement, increase, decrease or waive the Maximum Percentage as to Lender.

13. Governing Law. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York.

14. Dispute Resolution. Borrower and Lender agree to negotiate in good faith to resolve any dispute, controversy, difference or claim arising out of or relating to or regarding this Agreement including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it (each, a “Dispute”). If the negotiations do not resolve the Dispute to the reasonable satisfaction of Borrower and Lender within thirty (30) days after either Borrower or Lender has raised the Dispute for negotiation, such Dispute shall be referred to and finally settled by arbitration at Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the HKIAC Arbitration Rules in effect, which rules are deemed to be incorporated by reference into this section. The seat of arbitration shall be Hong Kong. The number of arbitrators shall be three. The arbitration proceedings shall be conducted in English.

15. Cancellation. After repayment or conversion of the entire Outstanding Balance, this Note shall be deemed paid in full, shall automatically be deemed canceled, and shall not be reissued.

16. Amendments. The prior written consent of both parties hereto shall be required for any change or amendment to this Note.

17. Assignments. Borrower may not assign this Note without the prior written consent of Lender. Any Ordinary Shares issued upon conversion of this Note may be offered, sold, assigned or transferred by Lender without the consent of Borrower, subject to transfer limitations of any applicable laws; provided, however, that, in the event such Ordinary Shares are to be issued in a name other than the name of the Lender, this Note when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Lender, and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. This Note may not be offered, sold, assigned or transferred by Lender without the consent of Borrower, and upon such consent, the Lender shall surrender this Note to the Borrower within three (3) Trading Days of the date on which the Lender delivers an Assignment Form to the Company assigning this Note in full.

18. Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the subsection of the Securities Purchase Agreement titled “Notices.”

19. Severability. If any part of this Note is construed to be in violation of any law, such part shall be modified to achieve the objective of Borrower and Lender to the fullest extent permitted by law and the balance of this Note shall remain in full force and effect.

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as of the Effective Date.

MMTEC, INC.

By:
	Name:	Xiangdong Wen
	Title:	CEO

ATTACHMENT 1

DEFINITIONS and INTERPRETATIONS

For purposes of this Note, the following terms shall have the following meanings:

“Floor Price” shall have the meaning given to it under Clause 6 (iii) of this Agreement

“Fundamental Transaction” means that (a) (i) Borrower shall, directly or indirectly, in one or more related transactions, consolidate or merge with or into (whether or not Borrower or any of its subsidiaries is the surviving corporation) any other person or entity, or (ii) Borrower shall, directly or indirectly, in one or more related transactions, sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets to any other person or entity, or (iii) Borrower shall, directly or indirectly, in one or more related transactions, allow any other person or entity to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of voting stock of Borrower (not including any shares of voting stock of Borrower held by the person or persons making or party to, or associated or affiliated with the persons or entities making or party to, such purchase, tender or exchange offer), or (iv) Borrower shall, directly or indirectly, in one or more related transactions, consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other person or entity whereby such other person or entity acquires more than 50% of the outstanding shares of voting stock of Borrower (not including any shares of voting stock of Borrower held by the other persons or entities making or party to, or associated or affiliated with the other persons or entities making or party to, such stock or share purchase agreement or other business combination), or (v) Borrower shall, directly or indirectly, in one or more related transactions, reorganize, recapitalize or reclassify the Ordinary Shares, other than an increase in the number of authorized shares of Borrower, or a reverse split of its Ordinary Shares to maintain compliance with the minimum bid price requirements of the stock market where its Ordinary Shares are listed or traded or (b) any “person” or “group” directly or indirectly, acquiring 50% of the aggregate voting power represented by issued and outstanding voting stock of Borrower.

“Headings” Headings are included for convenience only and shall not affect the construction of any provision of this Agreement.

“Note” shall have the meaning ascribed to it in the Preamble.

“Other Agreements” means, collectively, all existing and future agreements and instruments between, among or by Borrower (or an affiliate), on the one hand, and Lender (or an affiliate), on the other hand.

“Outstanding Balance” means as of any date of determination, the unpaid principal balance of the Note, as reduced or increased, as the case may be, pursuant to the terms hereof for payment, Conversion, offset, or otherwise, plus accrued but unpaid interest, fees, charges, collection and enforcements costs (including reasonable attorneys’ fees) incurred by Lender.

“Trigger Event” means any Trigger Event occurring under Section 7.

“Writing” References to “writing” and “written” include any mode of reproducing words in a legible and non-transitory form including emails and faxes.

EXHIBIT A

Date:

MMTEC, INC.

Attn:

CONVERSION NOTICE

The above-captioned Lender hereby gives notice to MMTEC, INC., (the “Borrower”), pursuant to that certain Convertible Promissory Note made by Borrower in favor of Lender (the “Note”), that Lender elects to convert the portion of the Note balance set forth below into fully paid and non-assessable Ordinary Shares of Borrower as of the date of conversion specified below. Said conversion shall be based on the Conversion Price set forth below. In the event of a conflict between this Conversion Notice and the Note, the Note shall govern, or, in the alternative, at the election of Lender in its sole discretion, Lender may provide a new form of Conversion Notice to conform to the Note. Capitalized terms used in this notice without definition shall have the meanings given to them in the Note.

A.	Date of Conversion: ____________

B.	Conversion #: ____________

C.	Conversion Amount: __________

D.	Conversion Price: _______________

E.	Conversion Shares: _______________ (C divided by D)

F.	Remaining Outstanding Balance of Note: ____________*

Please transfer the Conversion Shares electronically (via DWAC) to the following account:

To the extent the Conversion Shares are not able to be delivered to Lender electronically via the DWAC system, deliver all such certificated shares to Lender via reputable overnight courier after receipt of this Conversion Notice (by facsimile transmission or otherwise) to:

ASSIGNMENT FORM

(To assign the foregoing Note, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Note and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Phone Number:

Email Address:

Dated: _______________ __, ______

Lender’s Signature:

Lender’s Address: